================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

                                   APPENDIX A

                             DESCRIPTION OF RATINGS
--------------------------------------------------------------------------------

The following descriptions are summaries of certain published ratings.

Description of Commercial Paper Ratings
--------------------------------------------------------------------------------

The following descriptions of commercial paper ratings have been published by Standard and Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff and Phelps, Inc. ("Duff"), and IBCA Limited and IBCA, Inc. (together, "IBCA"). As of the date hereof, each of S&P, Moody's, Fitch, Duff and IBCA is a nationally recognized statistical rating organization within the meaning of applicable SEC rules.

S&P's ratings are graded into several categories of which A is the highest. This category is divided into sub-categories as follows:

A-1 This highest sub-category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

Commercial paper issues rated Prime-1 or Prime-2 by Moody's are judged by Moody's to be of "superior" quality and "strong" quality, respectively, on the basis of relative repayment capacity.

Commercial paper issues rated F-1+, F-1 and F-2 by Fitch are judged by Fitch to be of "exceptionally strong" quality, "very strong" quality and "good" quality, respectively, on the basis of relative repayment capacity.

The rating Duff-1+ is the highest commercial paper rating assigned by Duff. Paper rated Duff-1+ is regarded as having the highest certainty of timely payment with outstanding liquidity factors and safety just below risk free U.S. Treasury short-term obligations. Paper rated Duff-1 is regarded as having a very high certainty of timely payment, excellent liquidity factors and good fundamental protection factors. Risk factors are minor.

The designation A1 by IBCA indicates that the obligation is supported by the highest capacity for timely repayment. Where issues possess a particularly strong credit feature, a rating of A1+ is assigned. Obligations rated A2 are supported by a good capacity for timely repayment.

Description of Municipal Note Ratings
--------------------------------------------------------------------------------

S&P's municipal note ratings reflect the liquidity concerns and market access risks unique to notes. An SP-1 rating indicates a strong capacity to pay principal and interest. Issues determined to possess very strong characteristics are given a plus (+) designation. An SP-2 rating indicates a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

Moody's MIG-1/VMIG-1 designation denotes best quality. Municipal notes that obtain this rating possess strong protection due to established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing. Moody's MIG-2/VMIG-2 designation denotes high quality. Margins of protection are ample although not so large as in the MIG-1/VMIG-1 group.

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

                                   APPENDIX B

                         TAXABLE EQUIVALENT YIELD TABLE
--------------------------------------------------------------------------------

This table is for illustrative purposes only and is not intended to predict the actual return an individual would earn on an investment in the 1784 Tax-Free Money Market Fund. No assurance can be made that the Fund will attain any particular yield. The tax rates used in these tables are based upon published 1995 marginal tax rates currently available and scheduled to be in effect. The tables do not take into account changes in tax rates that are proposed from time to time. Investors should consult their tax advisers to determine their actual tax rates.

                        1784 TAX-FREE MONEY MARKET FUND

Find your Federal tax bracket based on your taxable income.

                                                   You would need the taxable yield
                                                       listed opposite the Federal
                                           1995    tax bracket in the chart below to
        Taxable Income*                   Federal      have a tax-exempt yield of:
----------------------------------------  Marginal -----------------------------------
     Single                  Joint         Rate    1.5%  2.0%  2.5%  3.0%  3.5%  4.0%
------------         -------------------  -------- ----- ----- ----- ----- ----- -----
 $  23,351-- 56,550   $  39,001-- 94,250   28.00%  2.08% 2.78% 3.47% 4.17% 4.86% 5.56%
    56,551-- 117,950     94,251--143,600   31.00%  2.17% 2.90% 3.62% 4.35% 5.07% 5.80%
   117,951-- 256,500     143,601--256,500  36.00%  2.34% 3.13% 3.91% 4.69% 5.47% 6.25%
 256,501 and more        256,501 and more  39.60%  2.48% 3.31% 4.14% 4.97% 5.79% 6.62%

*This amount represents taxable income as defined in the Internal Revenue Code.

Note: Information in this table is provided as of June 30, 1995.

================================================================================

================================================================================

PROSPECTUS


                       [LOGO OF 1784 FUNDS APPEARS HERE]

                              Investment Adviser:
                       THE FIRST NATIONAL BANK OF BOSTON

1784 FUNDS (the "Trust") is a mutual fund consisting of several professionally managed portfolios, or funds, of securities. The Trust provides a convenient way to invest in one or more of these funds. This Prospectus relates to shares of the 1784 TAX-FREE MONEY MARKET FUND and Class A shares of the 1784 U.S. TREASURY MONEY MARKET FUND. The 1784 Tax-Free Money Market Fund and the 1784 U.S. Treasury Money Market Fund are referred to herein as the "Funds" or the "Money Market Funds."

The Fund shares described in this Prospectus ("Shares") are offered primarily to individuals and institutional investors, including accounts for which The First National Bank of Boston ("Bank of Boston"), its affiliates and correspondents, and other financial institutions act in a fiduciary, agency or custodial capacity. Investors in Shares are referred to hereinafter as "Shareholders." Shares are currently offered without any sales charges or distribution fees.

AN INVESTMENT IN THE MONEY MARKET FUNDS IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT, AND THERE CAN BE NO ASSURANCE THAT ANY MONEY MARKET FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, BANK OF BOSTON OR ANY OF ITS AFFILIATES. THE SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY AND INVOLVE INVESTMENT RISKS, INCLUDING RISK TO PRINCIPAL.

This Prospectus sets forth concisely the information about the Trust and the Funds that a prospective investor should know before investing in the Funds. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated October 2, 1995, has been filed with the Securities and Exchange Commission (the "SEC") and is available without charge through the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-BKB-1784. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OCTOBER 2, 1995

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

                                EXPENSE SUMMARY
--------------------------------------------------------------------------------

Following are (i) a tabular summary of expenses relating to purchases and sales of shares of the 1784 Tax-Free Money Market Fund and Class A shares of the 1784 U.S. Treasury Money Market Fund and annual operating expenses of the Funds, and
(ii) an example illustrating the dollar cost of such expenses on a hypothetical $1,000 investment in shares of each of the Funds.

Shareholder Transaction Expenses
--------------------------------------------------------------------------------

Maximum Sales Charge Imposed on Purchases
 (as a percentage of the offering price)                                  None
Sales Charge Imposed on Reinvested Dividends
 (as a percentage of the offering price)                                  None
Deferred Sales Charge Imposed on Redemptions (as a percentage of the of-
 fering price)                                                            None
Redemption Fees (1)                                                       None
Exchange Fee                                                              None

Annual Operating Expenses
--------------------------------------------------------------------------------
(As a percentage of average net assets)

                                                     1784 U.S.
                                                      Treasury
                                        1784 Tax- Money Market
                                             Free         Fund
                                     Money Market      Class A
                                             Fund       Shares
--------------------------------------------------------------
Advisory Fees (after fee waiver)(2)         0.33%        0.40%
Other Expenses (2)                          0.20%        0.25%
--------------------------------------------------------------
Total Operating Expenses (2)                0.53%        0.65%

--------------------------------------------------------------------------------
(1) If proceeds of a redemption of Fund shares are paid by wire transfer, a wire transfer charge (presently $12.00) will be imposed.
(2) Bank of Boston, which serves as the Adviser for the Trust, has agreed to waive its fee in an amount that operates to limit total operating expenses of each of the Money Market Funds to not more than 0.65% of that Fund's average daily net assets on an annualized basis; this limitation would not apply to any brokerage commissions, interest expense or taxes or to extraordinary expense items, including but not limited to litigation expenses. SEI Financial Management Corporation, which acts as the Trust's Administrator, has agreed to waive its fee from certain funds of the Trust to assist these funds in maintaining a competitive expense ratio. Bank of Boston contributes to the Funds in order to limit other operating expenses and to assist the Funds in maintaining a competitive expense ratio. Fee waivers by the Adviser and the Administrator, and contributions by the Bank of Boston, are voluntary and may be terminated at any time. From time to time the Adviser may also waive additional portions of its fees to reduce net operating expense to less than that shown in the table above. Certain other parties may also agree to waive portions of their fees from time to time on a month to month basis. Additional information may be found under "The Adviser" and "The Administrator." Absent waivers, the Adviser's investment advisory fee is calculated at an annual rate of 0.40% of the average daily net assets of each Fund. Absent the waiver of fees by the Adviser and Administrator, and voluntary contributions by the Bank of Boston, other expenses and estimated total operating expenses would be as follows: 0.24% and 0.64% of average daily net assets of the 1784 Tax-Free Money Market Fund and 0.67% and 0.97% of average daily net assets represented by Class A shares of the 1784 U.S. Treasury Money Market Fund. Other expenses are based on actual expenses for each Fund's fiscal year ended May 31, 1995, and include expense items described under "General Information -- The Trust." A person who purchases shares through a financial institution may be charged separate fees by the financial institution.

Example
--------------------------------------------------------------------------------

An investor would pay the following expenses on a hypothetical $1,000 investment assuming a 5% annual

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

total return and redemption at the end of each time period:

                                              1 Year 3 Years 5 Years 10 Years
-----------------------------------------------------------------------------
1784 Tax-Free Money Market Fund                   $5     $17     $30      $66
1784 U.S. Treasury Money Market Fund Class A
 Shares                                          $ 7     $21     $36      $81

Absent voluntary waivers by the Adviser and Administrator and contributions made by the Bank of Boston, the amounts for this example for one year, three years, five years and ten years would be $7, $20, $36 and $80 for shares of the 1784 Tax-Free Money Market Fund and $10, $31, $54 and $119 for Class A shares of the 1784 U.S. Treasury Money Market Fund. The example is based on actual expenses for each Fund's fiscal year ended May 31, 1995. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR RETURN AND ACTUAL EXPENSES AND RETURN MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Funds. Additional information may be found under "General Information -- The Trust," "The Adviser," and "The Administrator."

                                    SUMMARY
--------------------------------------------------------------------------------

The following information is qualified in its entirety by reference to the more detailed information included elsewhere in this Prospectus and in the Statement of Additional Information.

1784 Funds (the "Trust") is an open-end management investment company which provides a convenient way to invest in one or more professionally managed funds of securities. The following provides basic information about the 1784 Tax-Free Money Market Fund and 1784 U.S. Treasury Money Market Fund (each, a "Fund" or a "Money Market Fund," and collectively, the "Funds" or the "Money Market Funds"). Each of the Money Market Funds is a diversified fund.

What Is the Investment Objective? The investment objective of the 1784 Tax-Free Money Market Fund is to preserve principal value and maintain a high degree of liquidity while providing current income exempt from federal income taxes. The investment objective of the 1784 U.S. Treasury Money Market Fund is to preserve principal value and maintain a high degree of liquidity while providing current income. Each Fund's investment objective may be changed only with the consent of holders of a majority of that Fund's outstanding shares. There can be no assurance that any Money Market Fund will achieve its investment objective. See "Investment Objective" and "Investment Limitations."

What Are the Permitted Investments? Each of the Funds will limit its investments to "eligible securities" under applicable SEC rules which are deemed to present minimal credit risks. The securities in each Fund's portfolio mature or are deemed to mature within 397 days, and the average maturity of the investments in each Fund's portfolio (on a dollar-weighted basis) is 90 days or less. The 1784 Tax-Free Money Market Fund under normal circumstances invests at least 80% of its net assets in securities issued by or on behalf of the states, territories and possessions of the United States, the District of Columbia and their respective political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of counsel for the issuer, is exempt from federal income tax and not included as a preference item under the alternative minimum tax. The 1784 U.S. Treasury Money Market Fund under normal circumstances invests at least 65% of its total assets in U.S. Treasury Obligations and repurchase agreements involving such obligations. Under normal circumstances the Fund intends to invest the balance of its investable assets in other securities issued or guaranteed as to principal and interest by the U.S. Government or any of its agencies or instrumentalities (collectively, "U.S. Government Obligations") and repurchase agreements involving such obligations. Distributions of the 1784 U.S. Treasury Money Market Fund derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities may be exempt from state and local

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

taxes in certain states. See "Taxes," "Investment Policies," "Description of Permitted Investments and Techniques" and "Certain Investment Policies and Guidelines."

Who Is the Adviser? The First National Bank of Boston ("Bank of Boston" or the "Adviser") serves as the Adviser for the Trust and is entitled to a fee which is calculated daily and paid monthly at an annual rate of 0.40% of the average daily net assets of each of the Funds. The Adviser has agreed for an indefinite period of time to waive all or a portion of its fee in order to limit the total operating expenses of the Money Market Funds on an annualized basis to not more than 0.65% of the average daily net assets of each of the Funds. Bank of Boston contributes to the Funds in order to limit operating expenses and to assist the Funds in maintaining a competitive expense ratio. Fee waivers and contributions may be terminated at any time. See "The Adviser."

Who Is the Administrator? SEI Financial Management Corporation serves as the Administrator for the Trust under an Administration Agreement and is entitled to a fee which is calculated daily and paid monthly at an annual rate of 0.15% of the Trust's first $300 million of average daily net assets, 0.12% of the Trust's second $300 million of average daily net assets and 0.10% of the Trust's average daily net assets over $600 million. Each Money Market Fund's portion of such fee is based on that Fund's average daily net assets. The Administrator has agreed to waive a portion of its fees on a month to month basis under certain circumstances. See "The Administrator."

Who Is the Shareholder Servicing Agent and Transfer Agent? SEI Financial Management Corporation acts as dividend disbursing agent and shareholder servicing agent for the Trust under the Administration Agreement and as transfer agent for the Trust under a separate transfer agent agreement. See "The Shareholder Servicing and Transfer Agent."

Who Is the Distributor? SEI Financial Services Company acts as distributor of the Trust's shares. No compensation is paid to the Distributor for distribution services for shares of the 1784 Tax-Free Money Market Fund or Class A shares of the 1784 U.S. Treasury Money Market Fund. See "The Distributor."

How Do I Purchase Shares? Purchases may be made through the Distributor by the close of business Monday through Friday except on days when the New York Stock Exchange or the Federal Reserve Bank of Boston is closed ("Business Days"). Shares may also be purchased through broker-dealers which have established dealer agreements with the Distributor. Purchase orders submitted through broker-dealers normally will be received by the Distributor on the Business Day after they are received by the broker-dealer.

A purchase order will be effective as of the Business Day the order is received by the Distributor if the Distributor receives a purchase order in good form and payment of federal funds before 12:00 noon Eastern Time ("ET") on that day. The purchase price for shares of the 1784 Tax-Free Money Market Fund and Class A shares of the 1784 U.S. Treasury Money Market Fund is the net asset value per share (normally $1.00) next determined after the purchase order and federal funds are received and accepted by the Distributor. When a Shareholder purchases shares by check, the order is considered received by the Distributor when the check is converted into federal funds, normally within two Business Days. Shares purchased will begin accruing dividends on the date of purchase.

The minimum initial investment is $1,000; all subsequent purchases must be at least $250. Minimum investment requirements are lower for accounts established for automatic investment programs and under tax-deferred retirement programs (including IRAs). See "Purchase of Shares."

How Do I Redeem Shares? Redemptions may be made through the Transfer Agent on any Business Day. Redemption orders must be placed in good form prior to 12:00 noon ET on any Business Day to be effective on that day. See "Redemption of Shares."

How Are Distributions Paid? Substantially all of the net investment income (exclusive of capital gains) of each

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

of the Funds is determined and declared on each Business Day as a dividend to shareholders of record as of the close of business on that day. On redemption, a Shareholder will receive dividends up to but not including the day a valid redemption request is received by the Transfer Agent. Any capital gains will be distributed at least annually. Distributions are paid in additional shares of the 1784 Tax-Free Money Market Fund or Class A shares of the 1784 U.S. Treasury Money Market Fund, as applicable, unless the Shareholder elects to take the payment in cash. See "Dividends and Distributions."

How Do I Make Exchanges? Once payment for Shares has been received by the Distributor, those shares may be exchanged for shares of one or more other portfolios of the Trust at net asset value, provided the amount of the exchange meets the minimum investment requirements for the other portfolio of the Trust. There are no charges for an exchange. If an exchange request in good order is received by the Distributor by 12:00 noon ET on any Business Day, the exchange usually will occur on that day. A Shareholder must obtain and should read the prospectus of the other portfolio and consider the differences in investment objectives and policies before making any exchange. See "Exchanges."

                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

The following table provides condensed financial information about the Money Market Funds for the period from the commencement of operations (June 7, 1993 for the 1784 U.S. Treasury Money Market Fund and June 14, 1993 for the 1784 Tax-Free Money Market Fund) through May 31, 1995. The information should be read in conjunction with the financial statements appearing in the Funds' Annual Report to Shareholders, which are incorporated by reference in the Statement of Additional Information. The financial statements and notes, as well as the table below, covering the period through May 31, 1995 have been audited by Coopers & Lybrand L.L.P., independent accountants, whose report is included in the Funds' Annual Report. Copies of the Annual Report may be obtained without charge from the Distributor. Only Class A shares of the 1784 U.S. Treasury Money Market Fund were outstanding during the period covered by the table.
                              FINANCIAL HIGHLIGHTS

  Shares of the 1784 Tax-Free Money Market Fund and Class A Shares of the 1784
                        U.S. Treasury Money Market Fund
                       For the Period Ended May 31, 1995
--------------------------------------------------------------------------------
For a Share Outstanding Throughout the Period

                                                                                                        Ratio     Ratio of
                    Net                                                Net                  Ratio    of Expenses Net Income
                   Asset              Dividends      Net             Assets      Ratio      of Net   to Average  to Average
                   Value      Net      from Net  Asset Value           End    of Expenses   Income   Net Assets  Net Assets
                 Beginning Investment Investment     End     Total  of Period to Average  to Average (Excluding  (Excluding
                 of Period   Income     Income    of Period  Return   (000)   Net Assets  Net Assets  Waivers)    Waivers)
                 --------- ---------- ---------- ----------- ------ --------- ----------- ---------- ----------- ----------
TAX-FREE
MONEY MARKET(1)
====================
 6/14/93-5/31/94   $1.00      0.02      (0.02)      $1.00    2.31%* $407,448    0.27%**    2.39%**     0.71%**    1.95 %**
 6/1/94-5/31/95    $1.00      0.03      (0.03)      $1.00    3.29%  $539,412    0.50%      3.28%       0.61%      3.17 %

U.S. TREASURY
MONEY MARKET(2)
====================
 6/7/93-5/31/94    $1.00      0.03      (0.03)      $1.00    2.64%*  $ 5,593    0.65%**    2.91%**     6.42%**   (2.86)%**
 6/1/94-5/31/95    $1.00      0.05      (0.05)      $1.00    4.81%   $55,068    0.60%      5.13%       0.92%      4.81 %

 *  Returns are for the period indicated and have not been annualized.
**  Ratios for this period have been annualized.
(1) The Tax-Free Money Market Fund commenced operations on June 14, 1993.
(2) The U.S. Treasury Money Market Fund commenced operations on June 7, 1993.
                                 -------------

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

                                   THE TRUST
--------------------------------------------------------------------------------

1784 Funds (the "Trust") is an open-end management investment company that offers units of beneficial interest, or shares, in several separate professionally managed investment portfolios, or funds. Shares of the funds may be offered in one or more classes. Each share of each fund or class represents an undivided, proportionate interest in that fund or the assets of that fund allocated to that class. Shares of the 1784 U.S. Treasury Money Market Fund are offered through three separate classes, Class A, Class C and Class D, which differ by the amount of distribution costs associated with each class. This Prospectus relates to Class A shares of the Trust's 1784 U.S. Treasury Money Market Fund and shares of the Trust's 1784 Tax-Free Money Market Fund, each of which is a diversified fund. Information regarding Class C and Class D shares of the 1784 U.S. Treasury Money Market Fund and shares of the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's distributor, SEI Financial Services Company (the "Distributor"), 680 East Swedesford Road, Wayne, Pennsylvania 19087, or by calling 1-800-BKB-1784.

                              INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------

The investment objective of the 1784 Tax-Free Money Market Fund is to preserve principal value and maintain a high degree of liquidity while providing current income exempt from federal income taxes.

The investment objective of the 1784 U.S. Treasury Money Market Fund is to preserve principal value and maintain a high degree of liquidity while providing current income.

There can be no assurance that the investment objective of any Money Market Fund will be met. The investment objective of each Fund is a fundamental policy of that Fund, and therefore cannot be changed without the consent of holders of a majority of that Fund's outstanding shares. See "Investment Limitations."

                              INVESTMENT POLICIES
--------------------------------------------------------------------------------

Each of the Money Market Funds is required to comply with regulations of the SEC applicable to money market funds using the amortized cost method for calculating net asset value. These regulations impose certain quality, maturity and diversification restraints on investments by each of the Funds. Under these regulations, a Fund will invest only in U.S. dollar-denominated securities, will maintain an average maturity on a dollar-weighted basis of 90 days or less, and will acquire only "eligible securities" (as defined under applicable SEC rules) that have a maturity of 397 days or less and that present minimal credit risks as determined by or on behalf of the Board of Trustees of the Trust. In certain circumstances, the maturity of a security will be deemed to be the period remaining until the next interest rate adjustment date or until payment of the security may be demanded. For a further discussion of these rules (including the definition of "eligible securities"), see "Description of Permitted Investments and Techniques -- Restraints on Investments by Money Market Funds."

The 1784 Tax-Free Money Market Fund is a diversified fund which, as a matter of fundamental policy, will invest at least 80% of its net assets under normal market conditions in eligible securities issued by or on behalf of the states, territories and possessions of the United States and the District of Columbia and their respective political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of counsel for the issuer, is exempt from federal income tax and not included as a preference item under the alternative minimum tax (collectively, "Municipal Securities").

The 1784 Tax-Free Money Market Fund may purchase municipal obligations with demand features, including floating or variable rate obligations. In addition, the Fund may invest in commitments to purchase securities on a "when-issued" basis, and reserves the right to purchase securities subject to a standby commitment. The Adviser has discretion to invest up to 20% of the Fund's net assets in securities subject to the alternative minimum tax and the following types of taxable money

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

market instruments: (1) securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; (2) repurchase agreements; (3) bank obligations described under "Description of Permitted Investments and Techniques;" (4) asset-backed securities; and (5) commercial paper, other short-term debt instruments and variable and floating rate instruments. All such taxable money market instruments must comply with the limitations on investments described under "Description of Permitted Investments and Techniques -- Restraints on Investments by Money Market Funds."

For more information regarding the permitted investments and investment practices of the 1784 Tax-Free Money Market Fund, the purposes of these investments and investment practices and certain risks associated with certain of these investments and investment practices, see "Certain Investment Policies and Guidelines" and "Description of Permitted Investments and Techniques."

The 1784 U.S. Treasury Money Market Fund is a diversified fund which will under normal circumstances invest at least 65% of its total assets in bills, notes, and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal Reserve book-entry system (such component parts of obligations are commonly referred to as "STRIPS" and all of the foregoing obligations are referred to collectively as "U.S. Treasury Obligations") and in repurchase agreements involving U.S. Treasury Obligations. In addition to U.S. Treasury Obligations, the Fund may invest in other securities issued or guaranteed as to principal and interest by the U.S. Government or any of its agencies and instrumentalities (the foregoing obligations are referred to collectively as "U.S. Government Obligations") and repurchase agreements involving U.S. Government Obligations. Under normal circumstances the Fund intends to invest all of its investable assets in U.S. Treasury Obligations, U.S. Government Obligations and repurchase agreements involving U.S. Treasury Obligations or U.S. Government Obligations.

For more information regarding the permitted investments and investment practices of the 1784 U.S. Treasury Money Market Fund, the purposes of these investments and investment practices and certain risks associated with certain of these investments and investment practices, see "Certain Investment Policies and Guidelines" and "Description of Permitted Investments and Techniques."

                   CERTAIN INVESTMENT POLICIESAND GUIDELINES
--------------------------------------------------------------------------------

A Money Market Fund's investments in STRIPS will be limited to securities with maturities of less than 397 days. Investing in these securities entails certain risks, including that these interest components may be more volatile in market value than Treasury bills of comparable maturity, as further described in "Description of Permitted Investments and Techniques." No Money Market Fund may invest more than 20% of its total assets in STRIPS or actively trade STRIPS (i.e., combine the components of STRIPS to create derivative securities).

Each Money Market Fund may invest in when-issued securities and variable rate and floating rate obligations. When investing in when-issued securities, a Fund will not accrue income until delivery of the securities and will invest in such securities only for the purpose of actually acquiring the securities and not for the purpose of leveraging. Investing in when-issued securities may have the effect of leveraging. A Fund may invest up to 25% of its total assets in forward commitments or commitments to purchase securities on a when-issued basis. While awaiting delivery of securities purchased on such basis, a Fund will establish a segregated account consisting of cash, short-term money market instruments or high quality debt securities equal to the amount of the commitments to purchase securities on such basis.

In addition, each Money Market Fund may, from time to time, engage in securities lending; however, loans made by a Fund of the securities it holds may not exceed 33 1/3% of that Fund's total assets.

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

                             INVESTMENT LIMITATIONS
--------------------------------------------------------------------------------

The investment objective of each Fund and the following investment limitations are fundamental policies of that Fund. It is also a fundamental policy of the 1784 Tax-Exempt Money Market Fund to invest at least 80% of its net assets under normal market conditions in Municipal Securities. Fundamental policies cannot be changed with respect to a Fund without the consent of the holders of a majority of that Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the Fund's shares present at a meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

A Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer or more than 10% of the outstanding voting securities of such issuer would be owned by the Fund; provided, however, that the 1784 Tax-Free Money Market Fund may invest up to 25% of its total assets without regard to this restriction as permitted by applicable law. The U.S. Treasury Money Market Fund will be diversified with respect to 100% of its assets provided that the Fund may invest up to 25% of its total assets in a single issuer for a period of up to three business days if such securities qualify as "first tier securities" under applicable SEC rules. The 1784 Tax-Free Money Market Fund will be diversified with respect to 75% of its total assets. For purposes of these limitations, loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower, and a repurchase agreement is deemed to be an acquisition of the underlying securities, provided that the seller's obligation to repurchase the securities from the Fund is fully collateralized.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry or securities the interest upon which is paid from revenue of similar type of industrial development projects, provided that this limitation does not apply to (i) investments in obligations issued or guaranteed by the U.S. Government or any of its agencies and instrumentalities and repurchase agreements involving such securities; (ii) obligations issued by domestic banks, foreign branches of domestic banks and U.S. branches of foreign banks, to the extent that the Fund may under the Investment Company Act of 1940, as amended, reserve freedom of action to concentrate its investments in such securities; and (iii) in the case of the 1784 Tax-Free Money Market Fund, tax-exempt securities issued by governments or political subdivisions of governments. Each of the Money Market Funds has reserved its freedom of action to concentrate its investments in government securities and bank instruments described in the foregoing clause
(ii). For purposes of these limitations, (i) loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower;
(ii) utility companies will be divided according to their services; for example, gas, gas transmission, electric and telephone will each be considered a separate industry; and (iii) financial service companies will be classified according to the end users of their services; for example, automobile finance, bank finance and diversified finance will each be considered a separate industry.

3. Make loans, except that a Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies, (b) enter into repurchase agreements, and (c) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

4. Borrow, except that a Fund may borrow money from banks and may enter into reverse repurchase agreements, in either case in an amount not to exceed 33 1/3% of the Fund's total assets and then only as a temporary measure for extraordinary or emergency purposes (e.g., to meet Shareholder redemption requests). A Fund will not purchase any securities for

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

its portfolio at any time at which its borrowings equal or exceed 5% of its total assets (taken at market value).

The foregoing percentages will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

                                  THE ADVISER
--------------------------------------------------------------------------------

The First National Bank of Boston ("Bank of Boston" or the "Adviser") manages the assets of each Fund pursuant to an Investment Advisory Agreement (the "Advisory Agreement") with the Trust. Subject to such policies as the Board of Trustees of the Trust may determine, the Adviser makes investment decisions for each Fund. For its services under the Advisory Agreement, the Adviser receives from each Fund a fee accrued daily and paid monthly at an annual rate equal to 0.40% of the average daily net assets of that Fund. However, the Adviser has agreed for an indefinite period of time to waive all or a portion of its fees in order to limit the total operating expenses of each of the Funds on an annualized basis to not more than 0.65% of its average daily net assets; this limitation would not apply to any brokerage commissions, interest expense or taxes or to extraordinary expense items, including but not limited to litigation expenses. Fee waivers may be terminated at any time. From time to time the Adviser may also waive additional portions of its fees to reduce net operating expenses to less than the amount specified above. For the fiscal year ended May 31, 1995, the fees payable to Bank of Boston under the Advisory Agreement with respect to each of the Funds were as follows: for 1784 Tax-Free Money Market Fund, $1,876,167, of which $405,489 was voluntarily waived (after giving effect to such waiver, 0.31% of such Fund's average daily net assets for that period); and for 1784 U.S. Treasury Money Market Fund, $101,839, of which $32,878 was voluntarily waived (after giving effect to such waiver, 0.27% of such Fund's average daily net assets for that period). In addition, the Bank of Boston contributed $101,116 to the 1784 Tax-Free Money Market Fund and $14,629 to the 1784 U.S. Treasury Money Market Fund to decrease the Funds' other operating expenses and to assist the Funds in maintaining a competitive expense ratio. The Funds may execute brokerage or other agency transactions through the Adviser or an affiliate.

Bank of Boston, a national banking association, is the successor to a number of banking institutions, the first of which was chartered in 1784. All of the capital stock of Bank of Boston (except directors' qualifying shares) is owned by Bank of Boston Corporation, a registered bank holding company. Bank of Boston is engaged in providing a wide variety of financial services to individuals, corporate and institutional customers, governments, and other financial institutions throughout New England, the United States and internationally. These services include individual and community banking, consumer finance, mortgage origination and servicing, domestic corporate and investment banking, leasing, international banking services, commercial real estate lending, private banking, trust services, correspondent banking, and securities and payments processing. Bank of Boston's principal business address is 100 Federal Street, Boston, MA 02110. Prior to the organization of the Trust in 1993, the Adviser had not served as the investment adviser for management investment companies. The Adviser also manages the other funds comprising the Trust.

Bank of Boston has been providing asset management services since 1890. Its portfolio managers are responsible for investing in money market, equity, and fixed income securities and they have earned national recognition and respect. The investment management group within Bank of Boston which manages the Money Market Funds is the same group which has managed Bank of Boston's collective trust funds with similar investment objectives. As of December 31, 1994, Bank of Boston and its affiliates managed more than $13 billion in assets worldwide.

Bank of Boston and its affiliates may have deposit, loan and other commercial banking relationships with the issuers of securities purchased on behalf of the Funds, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

securities so purchased. Bank of Boston and its affiliates deal, trade and invest for their own account in certain types of securities purchased on behalf of the Funds. Bank of Boston and its affiliates may sell such securities to and purchase them from other investment companies sponsored by SEI Financial Services Company or its affiliates. The Adviser has informed the Trust that, in making its investment decisions, it does not obtain or use material inside information in the possession of any division or department of Bank of Boston or in the possession of any affiliate of Bank of Boston.

The Glass-Steagall Act prohibits certain financial institutions, such as Bank of Boston, from engaging in the business of underwriting securities of open-end investment companies, such as the Funds. Bank of Boston takes the position, based on the advice of counsel, that the investment advisory services it provides under the Advisory Agreement do not constitute underwriting activities and are consistent with the requirements of the Glass-Steagall Act and other relevant federal and state legal and regulatory precedent. State laws on this issue may differ from applicable federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. Future changes in either federal or state statutes or regulations relating to the permissible activities of banks, as well as future judicial or administrative decisions and interpretations of present and future federal and state statutes and regulations, could prevent Bank of Boston from continuing to perform such services for the Trust. If Bank of Boston were to be prevented from acting as the Adviser, the Trust would seek alternative means for obtaining such services.

                               THE ADMINISTRATOR
--------------------------------------------------------------------------------

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), and the Trust are parties to an administration agreement dated as of June 1, 1993 (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with administrative services other than investment advisory services, including all regulatory reporting, necessary office space, equipment, personnel, and facilities.

The Administrator is entitled to a fee which is calculated daily and paid monthly at an annual rate of 0.15% of the Trust's first $300 million of average daily net assets, 0.12% of the Trust's second $300 million of average daily net assets and 0.10% of the Trust's average daily net assets over $600 million. Each Money Market Fund's portion of such fee is based on the average daily net assets of such Fund. The Administrator has agreed to waive a portion of its fees on a month to month basis under certain circumstances for certain of the portfolios of the Trust.

                  THE SHAREHOLDER SERVICING AND TRANSFER AGENT
--------------------------------------------------------------------------------

SEI Financial Management Corporation acts as dividend disbursing agent and shareholder servicing agent for the Trust. Compensation for these services is paid under the Administration Agreement. SEI Financial Management Corporation also acts as transfer agent (the "Transfer Agent") under a separate transfer agency agreement. The principal business address of the Transfer Agent is 680 East Swedesford Road, Wayne, PA 19087.

                                THE DISTRIBUTOR
--------------------------------------------------------------------------------

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement (the "Distribution Agreement") dated as of June 1, 1993. No compensation is paid to the Distributor for distribution services with respect to shares of the 1784 Tax-Free Money Market Fund or Class A shares of the 1784 U.S. Treasury Money Market Fund. Financial institutions that are the record owner of shares for the accounts of their customers may impose separate fees for the account services to their customers. The Money Market Funds may execute brokerage or other agency transactions through the Distributor, for which the Distributor receives compensation.

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

From time to time the Distributor may provide incentive compensation to employees of banks (including Bank of Boston), broker-dealers and investment counselors, and to its own employees, in connection with the sale of shares of the Funds or other portfolios of the Trust. Under any such program, the Distributor will provide promotional incentives, in the form of cash or other compensation, including merchandise, airline vouchers, trips and vacation packages. Such promotional incentives will be offered uniformly to all program participants and will be predicated upon the amount of shares of the Funds and other portfolios of the Trust sold by the participant.

                               PURCHASE OF SHARES
--------------------------------------------------------------------------------

Shares of the 1784 Tax-Free Money Market Fund and Class A shares of the 1784 U.S. Treasury Money Market Fund ("Shares") are sold on a continuous basis and may be purchased directly from the Trust's Distributor, either by mail or by telephone. Shares may also be purchased through a broker-dealer which has established a dealer agreement with the Distributor.

Purchases of Shares may be made Monday through Friday except on days when the New York Stock Exchange or the Federal Reserve Bank of Boston is closed ("Business Days"). Current holidays for the New York Stock Exchange and/or the Federal Reserve Bank of Boston are New Year's Day, Martin Luther King Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving and Christmas. Except as provided below, the minimum initial investment is $1,000 and all subsequent purchases of Shares must be at least $250. Minimum investment amounts may be waived at the Distributor's discretion. No minimum purchase amount applies to subsequent purchases made by reinvestment of dividends.

The purchase price for Shares is their net asset value (normally $1.00 per share) next determined after the order is received and accepted by the Distributor. Net asset value per share of each of the Funds is determined as of 12:00 noon ET on each Business Day.

A purchase order for Shares will be effective as of the Business Day the order is received by the Distributor if the Distributor receives a purchase order in good form and payment of federal funds before 12:00 noon ET on that day. Shares may also be purchased through broker-dealers which have established dealer agreements with the Distributor. Purchase orders submitted through broker-dealers normally will be received by the Distributor on the Business Day after they are received by the broker-dealer. When a Shareholder purchases Shares by check, the order is considered received by the Distributor when the check is converted into federal funds, normally within two Business Days.

By Mail
--------------------------------------------------------------------------------

Investors may purchase Shares by completing and signing an Account Application and mailing it, along with a check (or other negotiable bank instrument or money order) payable to the Fund in which such Shares are being purchased, e.g., "1784 Tax-Free Money Market Fund" or "1784 U.S. Treasury Money Market Fund," to SEI Financial Management Corporation (the "Transfer Agent"), P.O. Box 1784, Wayne, PA 19087-8784. Subsequent purchases may be made at any time by mailing a check (or other negotiable bank draft or money order) to the Transfer Agent.

Account Applications can be obtained by calling the Distributor at 1-800-BKB-
1784.

By Telephone
--------------------------------------------------------------------------------

If a Shareholder has previously submitted an Account Application, that Shareholder may also purchase Shares by telephone by calling the Distributor toll-free at 1-800-BKB-1784. Orders by telephone will not be executed until an Account Application and payment of federal funds have been received.

Tax-Deferred Retirement Programs
--------------------------------------------------------------------------------

The 1784 U.S. Treasury Money Market Fund is eligible for purchase by tax-deferred programs such as IRAs, KEOGHs and 401(k) plans, and the minimum initial investment requirement for Class A shares for an

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

account established under such a program is $250. Bank of Boston offers a number of tax-deferred retirement plans through which Class A shares of the 1784 U.S. Treasury Money Market Fund may be purchased. All Fund accounts established under a tax-deferred retirement program must elect to have all dividends reinvested in the Fund.

Systematic Investment Plan (SIP)
--------------------------------------------------------------------------------

A Shareholder of any Fund may also arrange for periodic additional investments in the Fund through automatic deductions by Direct Deposit (if available from a Shareholder's employer) or by Automated Clearing House ("ACH") from a checking account by completing the appropriate section of the Account Application. The Systematic Investment Plan is subject to account minimum initial purchase amounts and minimum maintained balance requirements. The minimum pre-authorized investment amount is $50 per month. An Account Application may be obtained by contacting the Distributor at 1-800-BKB-1784.

Other Information Regarding Purchases
--------------------------------------------------------------------------------

Shares may also be purchased through financial institutions, including Bank of Boston, which provide shareholder services or other assistance to the Trust. Texas residents may only purchase Shares through the Distributor. Shares purchased by persons ("Customers") through financial institutions may be held of record by the financial institution. Financial institutions may impose cut-off times for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Distributor. Customers should contact their financial institution for information as to the institution's procedures for transmitting purchase, exchange or redemption orders to the Distributor. The Distributor's receipt of an order may be delayed by one or more Business Days.

Customers who desire to transfer the registration of Shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish such change. Other Shareholders who desire to transfer the registration of their Shares should contact the Administrator.

Purchases may be made by ACH transactions, as well as by check or wire transfer.

Depending upon the terms of a particular Customer account, a financial institution may charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution.

No certificates representing Shares will be issued.

The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such offer. Each Fund will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures will include verification of a caller's identity by asking for his or her name, address, telephone number, Social Security number, and account number. If these or other reasonable procedures to confirm that instructions communicated by telephone are genuine are not followed, the Fund may be liable for any losses to a Shareholder due to unauthorized or fraudulent instructions. Otherwise, the investor will bear all risk of loss relating to a purchase, redemption or exchange by telephone or a wire transfer.

For all purchases, if payment is not made or a check received for purchases of Shares does not clear, the purchase will be canceled and the investor could be liable for any losses or fees incurred.

The net asset value per share of each Fund is determined by dividing the value of the Fund's investments and other assets, less any liabilities, by the total outstanding shares of the Fund. It is anticipated that the net asset value of each share of each Fund will remain constant at $1.00 (although there can be no assurance that any Fund will be able to maintain this stable net asset value). Securities of the Funds are valued based on the amortized cost method described in the Statement of Additional Information.

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

                              REDEMPTION OF SHARES
--------------------------------------------------------------------------------

Shareholders may redeem their Shares on any Business Day and Shares may ordinarily be redeemed by mail or telephone, with proceeds payable by check, ACH or wire transfer. A redemption is treated, for federal and state income tax purposes, as a sale of the Shares redeemed; a redemption could, therefore, result in taxable gain or loss to the Shareholder. If proceeds are paid by wire transfer, a wire transfer charge (presently $12.00) will be imposed.

By Mail
--------------------------------------------------------------------------------

A written request for redemption must be received by the Transfer Agent in good form in order to constitute a valid request for redemption. All account holders must sign the redemption request. Under certain circumstances, the Transfer Agent may require that the signatures on the request be guaranteed by a commercial bank, by a member firm of a domestic stock exchange, or by another eligible guarantor institution. Redemption requests may be mailed to SEI Financial Management Corporation, P.O. Box 1784 Wayne, PA 19087-8784 or 680 East Swedesford Road, Wayne, PA 19087.

By Telephone
--------------------------------------------------------------------------------

Shares may be redeemed by telephone if the Shareholder elects that option on the Account Application (unless a written redemption request, with the Shareholder's signature guaranteed, is required; see "Signature Guarantees" below). Telephone redemption orders must be placed with the Transfer Agent prior to 12:00 noon ET on any Business Day to be effective on such day. The Shareholder may have the proceeds mailed to his or her address or wired to a commercial bank account previously designated on the Account Application. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request for redemption. Telephone redemption requests may be made by calling the Transfer Agent at 1-800-BKB-1784. Shareholders may not close their account by telephone. During periods of drastic economic or market changes or severe weather or other emergencies, Shareholders may find it difficult to implement a telephone redemption. If such a case should occur, another method of redemption, such as written request sent via an overnight delivery service, should be considered.

Signature Guarantees
--------------------------------------------------------------------------------

If a Shareholder requests a redemption for an amount in excess of $25,000, a redemption of any amount to be payable to anyone other than the Shareholder of record or a redemption of any amount to be sent to any address other than the Shareholder's address of record with the applicable Fund (or in the case of ACH or wire transfers, other than as provided in the Shareholder's Account Application), all account holders on the Shareholder's account must sign a written redemption request and their signatures must be guaranteed by a commercial bank, by a member firm of a domestic stock exchange or by another eligible guarantor institution. The Trust and the Transfer Agent reserve the right to amend these requirements for the applicable Fund at any time without notice. For questions about the proper form of redemption requests, call 1-800-BKB-1784.

Other Information Regarding Redemptions
--------------------------------------------------------------------------------

All redemption orders for Shares are effected at the net asset value per share next determined after receipt, by the Transfer Agent, of a valid request for redemption in good form, as described above. Payment to Shareholders for Shares redeemed will be made within seven days after receipt by the Transfer Agent of the request for redemption. Each Fund will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures will include verification of a caller's identity by asking for his or her name, address, telephone number, Social Security number, and account number. If these or other reasonable procedures to confirm that instructions communicated by telephone are genuine are not followed, the Fund may be liable for any losses to a Shareholder due to unauthorized or fraudulent instructions. Otherwise, the investor will bear all risk of loss relating to a purchase, redemption or exchange by telephone or a wire transfer.

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

Forwarding of redemption proceeds for Shares purchased, or received in exchange for Shares purchased, by check (including certified or cashier's checks) may be delayed for 15 or more days to ensure that payment has been collected for the purchase of such Shares. Each Fund intends to pay cash for all Shares redeemed, but under abnormal conditions which make payment in cash unwise, payment may be made wholly or partly in Fund securities with a market value equal to the redemption price. In such cases, an investor may incur brokerage costs in converting such securities to cash.

Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem, at net asset value, the Shares of any Shareholder if, because of redemptions of Shares by or on behalf of the Shareholder (and not solely because of market declines), the account of such Shareholder in the Fund has a value of less than the minimum initial purchase amount for that Fund (normally $1,000). Accordingly, an investor purchasing Shares in only the minimum investment amount may be subject to such involuntary redemption if the investor thereafter redeems any of these Shares. Before the Fund exercises its right to redeem such Shares and to send the proceeds to the Shareholder, the Shareholder will be given notice that the value of such shares in his or her account is less than the minimum amount and will be allowed 60 days to make an additional investment in the Fund in an amount which will increase the value of the account to at least the minimum amount. Accounts established under a tax-deferred retirement program may be subject to involuntary redemption as described above only if such account has a value of less than $250, the minimum initial purchase amount for such accounts.

The right of any Shareholder to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or to the extent otherwise permitted by the Investment Company Act of 1940 if an emergency exists. See "Purchase and Redemption of Shares" in the Statement of Additional Information for examples of when the right of redemption may be suspended.

                           SYSTEMATIC WITHDRAWAL PLAN
--------------------------------------------------------------------------------

A Shareholder may direct the shareholder servicing agent to send him or her regular monthly, quarterly, semi-annual or annual payments, as designated on the Account Application and based upon the value of his or her account. Each payment under a systematic withdrawal plan must be at least $100, except in certain limited circumstances. A withdrawal payment under the plan is treated, for federal and state income tax purposes, as a sale of a number of Fund shares sufficient to fund the payment; such payment could, therefore, result in taxable gain or loss to the Shareholder.

                                   EXCHANGES
--------------------------------------------------------------------------------

Some or all of the Shares for which payment has been received by the Distributor (i.e., an established account) may be exchanged at their net asset value for shares of one or more of the other portfolios of the Trust, including Shares of the other Money Market Fund. Exchanges will be made only after instructions in writing or by telephone are received for an established account by the Distributor.

In the case of Shares held of record by Bank of Boston or one of its affiliates but beneficially owned by a Customer, to exchange such shares the Customer should contact Bank of Boston or the affiliate, who will contact the Distributor and effect the exchange on behalf of the Customer. If an exchange request in good order is received by the Distributor by 12:00 noon ET on any Business Day, the exchange usually will occur on that day. Any Shareholder or Customer who wishes to make an exchange must have received a current prospectus of the portfolio of the Trust in which he or she wishes to invest before the exchange will be effected. Residents of any state may only exchange shares for shares of another portfolio of the Trust if that portfolio is registered in that state.

Each exchange must involve either Shares having an aggregate value of at least $250 or all the Shares in the account, and the amount of the exchange must meet the

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

minimum investment requirements for the portfolio of the Trust into which the exchange is being made.

Exchanges may be made by telephone only if that option has been elected by the Shareholder on the Account Application. Shares may be exchanged by telephone by calling the Distributor toll free at 1-800-BKB-1784.

No fees are currently charged to Shareholders directly in connection with exchanges, although each of the Money Market Funds reserves the right, upon not less than 60 days' written notice, to charge Shareholders a nominal fee in accordance with rules promulgated by the SEC. Each of the Money Market Funds also reserves the right to reject any exchange request in whole or in part. The exchange privilege (or any aspect of it) may be changed or terminated at any time.

Other portfolios of the Trust may impose distribution fees based on their net assets. Class C and Class D shares of the 1784 U.S. Treasury Money Market Fund are subject to distribution fees.

An exchange is treated, for federal or state income tax purposes, as a sale of the Shares exchanged; an exchange could, therefore, result in taxable gain or loss to the Shareholder.

                                  CHECKWRITING
--------------------------------------------------------------------------------

A Shareholder in any Fund may redeem Shares by writing checks on his or her account for $250 or more. Once a Shareholder has signed and returned a signature card agreement, that Shareholder will receive a supply of checks.

A check may be made payable to any person, and the Shareholder's account will continue to earn dividends until the check clears. The checkwriting privilege is available on the terms specified in the signature card agreement and may be terminated or changed by the applicable Fund at any time.

Because of the difficulty of determining in advance the exact value of a Fund account, a Shareholder may not use a check to close his or her account. These checks are currently free, i.e., there is no charge for this service; however, the Shareholder's account will be charged a fee for stopping payment of a check upon a Shareholder's request or if the check cannot be honored because of insufficient funds or for other valid reasons.

                                  PERFORMANCE
--------------------------------------------------------------------------------

From time to time the Trust advertises the "current yield" and "effective yield" (also referred to as "effective compound yield") of the Funds. Both yield figures are based on historical earnings and are not intended to indicate future performance. The "current yield" of a Fund refers to the income generated by an investment in that Fund over a seven-day period (which period will be stated in the advertisement). This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because of the compounding effect of this assumed reinvestment. The Trust may also advertise a "tax-equivalent yield" for the 1784 Tax-Free Money Market Fund; the "tax-equivalent yield" is calculated by determining the yield that would have to be achieved on a fully taxable investment to produce the after-tax equivalent of the 1784 Tax-Free Money Market Fund's yield, assuming certain tax brackets for a Shareholder.

The Trust may periodically compare performance of a Fund to that of other mutual funds tracked by mutual fund rating services, to that of broad groups of comparable mutual funds or to that of unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs.

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------
                                     TAXES
--------------------------------------------------------------------------------

The following is a discussion of certain United States federal income tax considerations relevant to the purchase, ownership, and disposition of Shares in the Money Market Funds. The discussion, which is based on current tax laws, regulations, rulings, and judicial decisions (all of which are subject to change at any time by legislative, judicial, or administrative action), is not intended to be complete; therefore, prospective investors should consult their own tax advisers as to the tax consequences to them of an investment in the Money Market Funds. Additional Information concerning taxes is set forth in the Statement of Additional Information.

Tax Status of the Money Market Funds
--------------------------------------------------------------------------------

Each Money Market Fund is treated as a separate entity for federal income tax purposes, and is not combined with the other Money Market Funds or the Trust's other portfolios. The Trust intends to qualify each Money Market Fund each year as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and to make distributions to its Shareholders in accordance with the timing requirements set out in the Code. As a result, it is expected that the Money Market Funds will not be required to pay any federal income or excise taxes.

Tax Treatment of Shareholders
--------------------------------------------------------------------------------

1784 U.S. Treasury Money Market Fund

Shareholders of the 1784 U.S. Treasury Money Market Fund generally will have to pay federal income taxes and may be subject to state or local taxes on the dividends and capital gain distributions they receive from the Fund, whether paid in cash or in additional shares. Distributions from net investment income and short-term capital gains will be taxable to Shareholders as ordinary income, while distributions of net capital gains (the excess of net long-term capital gains over net short-term capital losses) will be taxable to Shareholders as long-term capital gains, regardless of how long the Shareholders have held their shares.

Distributions of the Fund that are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Fund intends to advise Shareholders of the extent, if any, to which their respective distributions consist of such interest. Shareholders are urged to consult their tax advisers regarding the possible exclusion of such portion of their dividends for state and local income tax purposes.

1784 Tax-Free Money Market Fund

The Trust expects that dividends paid to Shareholders by the 1784 Tax-Free Money Market Fund from interest on Municipal Securities will be exempt from federal income tax because the 1784 Tax-Free Money Market Fund intends to satisfy certain requirements of the Code. One such requirement is that at the close of each quarter of its taxable year, at least 50% of the value of the Fund's total assets consist of obligations whose interest is exempt from federal income tax.

Distributions of income from capital gains, from investments in taxable securities, and from certain other transactions (including repurchase agreements) will be taxable to the Shareholders, whether paid in cash or in additional shares. Distributions from taxable net investment income and short-term capital gains will be taxable to Shareholders as ordinary income, while distributions of net capital gains will be taxable to Shareholders as long-term capital gains, regardless of how long the Shareholders have held their shares. Depending on the nature of the distribution and the residence of the Shareholder, certain 1784 Tax-Free Money Market Fund distributions will be subject to state and local income taxes.

Interest on indebtedness incurred by Shareholders to purchase or carry shares of the 1784 Tax-Free Money

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

Market Fund will not be deductible for federal income tax purposes. Dividends from interest on Municipal Securities are taken into account in calculating the amount of social security and railroad retirement benefits that may be subject to federal income tax. Certain distributions of exempt-interest dividends may also be a tax preference item for purposes of the federal individual and corporate alternative minimum tax and all exempt-interest dividends may increase a corporate Shareholder's alternative minimum tax. Entities or persons who are "substantial users" (or persons related to "substantial users") of facilities financed by private activity bonds should consult their tax advisers before purchasing shares of the 1784 Tax-Free Money Market Fund.

General

The Trust expects that none of the dividends received from the Money Market Funds will be eligible for the dividends received deduction for corporations. Any Money Market Fund dividend that is declared in October, November, or December of a calendar year, payable to shareholders of record in such a month, and that is paid the following January will be treated as if received by the Shareholders on December 31 of the year in which the dividend is declared.

The Trust will make annual reports to Shareholders of the federal income tax status of all Money Market Fund distributions.

The exchange or redemption of Shares is a taxable event to the Shareholder, although the Trust intends to attempt to maintain a stable share price of $1.00 per share. Under certain circumstances, realized losses may be disallowed or short-term capital losses may be converted into long-term capital losses.

The Funds will generally withhold tax payments at the rate of 30% on dividends and other payments that are subject to such withholding and that are made to persons who are neither citizens nor residents of the U.S., although the 30% rate may be reduced to the extent provided by an applicable tax treaty. Each Fund is also required in certain circumstances to withhold 31% of taxable dividends and certain redemption proceeds paid to any Shareholder (including a shareholder who is neither a citizen nor a resident of the U.S.) who does not furnish to the Fund certain information and certifications or who is otherwise subject to backup withholding. Backup withholding will not, however, be applied to payments that have been subject to 30% (or lower treaty rate) withholding.

                              GENERAL INFORMATION
--------------------------------------------------------------------------------

The Trust
--------------------------------------------------------------------------------

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated February 5, 1993. The Declaration of Trust permits the Trust to issue an unlimited number of shares of beneficial interest of each of the portfolios (referred to as "series") of the Trust, each of which is a separate fund. In addition to the Money Market Funds, the Trust includes the following funds: 1784 Institutional U.S. Treasury Money Market Fund, 1784 U.S. Government Medium-Term Income Fund, 1784 Short-Term Income Fund, 1784 Income Fund, 1784 Tax-Exempt Medium-Term Income Fund, 1784 Connecticut Tax-Exempt Income Fund, 1784 Rhode Island Tax-Exempt Income Fund, 1784 Massachusetts Tax-Exempt Income Fund, 1784 Growth and Income Fund, 1784 Asset Allocation Fund and 1784 International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and are subject to liabilities related thereto. The Trust reserves the right to create and issue additional series of shares, and reserves the right to create and issue shares of additional classes of any or all series.

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses and reports to Shareholders, costs of custodian services and registering the shares of the Funds and other series under federal and state

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

securities laws, pricing, insurance expenses, brokerage costs, interest charges, taxes, amortization of organization expenses, and any extraordinary expenses including but not limited to litigation expenses. For the fiscal year ended May 31, 1995, the total expenses of each of the Funds were as follows: for the 1784 Tax-Free Money Market Fund, $2,859,695, of which $512,760 was voluntarily waived or reimbursed by the Bank of Boston (after giving effect to such waiver, 0.50% of such Fund's average daily net assets for that period); and for the 1784 U.S. Treasury Money Market Fund, $236,501, of which $82,688 was voluntarily waived or reimbursed by the Bank of Boston (after giving effect to such waiver, 0.60% of such Fund's average daily net assets for that period).

Under applicable law, Shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the risk of a Shareholder incurring financial loss on account of such Shareholder liability is limited to circumstances in which the Trust would be unable to meet its obligations and inadequate insurance existed. The Trust believes that the likelihood of such circumstances is remote.

Trustees of the Trust
--------------------------------------------------------------------------------

The management and affairs of the Trust are supervised by its Board of Trustees. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and Shareholder services to the Trust.

Voting Rights
--------------------------------------------------------------------------------

Each Share held entitles the Shareholder of record to one vote. Each fund or class will vote separately on matters relating solely to that fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of Shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

Reporting
--------------------------------------------------------------------------------

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

Shareholder Inquiries
--------------------------------------------------------------------------------

Shareholder inquiries should be directed to SEI Financial Management Corporation, P.O. Box 1784, Wayne, Pennsylvania, 19087-8784, at 1-800-BKB-1784.

Dividends and Distributions
--------------------------------------------------------------------------------

The net investment income (exclusive of capital gains) of each Money Market Fund is determined and declared on each business day as a dividend for Shareholders of record as of the close of business on that day. On redemption, a Shareholder will receive dividends up to but not including the day a valid redemption request is received by the Transfer Agent. Currently, capital gains of the Money Market Funds, if any, are distributed at least annually.

Dividends are paid by the Money Market Funds in additional Shares, unless the Shareholder has elected to take such payment in cash, on the first business day of each month. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the change.

If dividend payments are returned and unclaimed within 30 days, they will be reinvested and the Shareholder will be deemed to have elected to receive future dividend and capital gain distributions in additional Shares.

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

Counsel and Independent Accountants
--------------------------------------------------------------------------------

Bingham, Dana & Gould, Boston, MA, serve as counsel to the Trust. Coopers & Lybrand L.L.P., Boston, MA, serve as the independent accountants of the Trust.

Custodian
--------------------------------------------------------------------------------

Bank of Boston, 100 Federal Street, Boston, MA 02110, acts as Custodian of the Trust. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940. Under a separate agreement, Bank of Boston also provides certain accounting services for the Trust.

              DESCRIPTION OF PERMITTED INVESTMENTS AND TECHNIQUES
--------------------------------------------------------------------------------

The following is a description of the permitted investments and investment techniques for the Funds.

U.S. Treasury Obligations -- U.S. Treasury obligations include bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal Reserve book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS"). STRIPS are sold as zero coupon securities. These securities are usually structured with two classes that receive different portions of the interest and principal payments from the underlying obligation. The yield to maturity on the interest-only class is extremely sensitive to the rate of principal payments on the underlying obligation. The market value of the principal-only class generally is unusually volatile in response to changes in interest rates. See "Zero Coupon Securities" below for more information on these securities. Each Fund also may invest in Treasury Receipts, which are unmatured interest coupons of U.S. Treasury bonds and notes which have been separated and resold in a custodial receipt program administered by the U.S. Treasury.

U.S. Government Obligations -- Certain Federal agencies such as the Government National Mortgage Association ("GNMA") have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. Government, are either backed by the full faith and credit of the United States (e.g., GNMA) or supported by the issuing agencies' right to borrow from the Treasury. The issues of other agencies are supported only by the credit of the instrumentality (e.g., Federal National Mortgage Association, "FNMA"). Each Fund may invest in securities issued by any Federal agency or instrumentality.

Variable and Floating Rate Instruments -- Certain of the obligations purchased by the Funds may carry variable or floating rates of interest and may involve a conditional or unconditional demand feature permitting the holder to demand payment of principal at any time, or at specified intervals. Such obligations may include variable amount master demand notes. Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices, such as a Federal Reserve composite index. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security; therefore, a Fund will not invest more than 10% of its net assets in such instruments and other illiquid securities.

The interest rate on these securities may be reset daily, weekly, quarterly, or some other reset period and may have a floor or ceiling on interest rate charges. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates.

A demand instrument with an unconditional demand feature may be an "eligible security" or "first tier security," depending on whether the unconditional demand feature is, respectively, an eligible security or first-tier security. A demand instrument without an unconditional demand feature may be an eligible

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

security or a first tier security only if it meets the requirements for those categories and the demand instrument or the long-term debt securities of its issuer have been rated by at least two nationally recognized statistical rating organizations (one if it is the only organization rating such obligation or issuer) in one of the two highest long-term rating categories or, if unrated, determined to be of comparable quality. See "Restraints on Investments by Money Market Funds" below.

Standby Commitments -- A Money Market Fund may acquire securities subject to a standby commitment which permits a Fund to sell the security at a fixed price prior to maturity. The underlying municipal securities subject to a standby commitment may be sold at any time at the market rates. In certain cases, a premium may be paid for a standby commitment. A premium paid will have the effect of reducing the yield otherwise payable on the underlying security. The purpose of engaging in transactions involving standby commitments is to maintain flexibility and liquidity to permit the Fund to meet redemptions and remain as fully invested as possible in municipal securities. Each Fund will limit standby commitment transactions to institutions which the Adviser believes present minimal credit risk, pursuant to guidelines adopted by the Trust's Board of Trustees.

There is no limit to the percentage of Fund securities that any Fund may purchase subject to a standby commitment but the amount paid directly or indirectly for a standby commitment held by any Fund will not exceed 1/2 of 1% of the value of the total assets of the Fund.

Repurchase Agreements -- A repurchase agreement is an agreement by which a person obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The Custodian or its agent will hold the security as collateral for the repurchase agreement. Collateral must be maintained at a value at least equal to 100% of the purchase price. A Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral securities or if the Fund realizes a loss on the sale of the collateral securities. The Adviser will enter into repurchase agreements on behalf of a Fund only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trustees. Pursuant to an exemptive order of the SEC, each of the Funds may enter into repurchase agreements on a pooled basis with other portfolios of the Trust.

Forward Commitments or Purchases On a When-Issued Basis -- The Money Market Funds may enter into forward commitments or purchase securities on when-issued basis, which means that the price of the securities is fixed at the time of commitment and that the delivery and payment will ordinarily take place beyond customary settlement time. The interest rate realized on these securities is fixed as of the purchase date and no interest accrues to the Fund before settlement. These securities are subject to market fluctuation due to changes in market interest rates and will have the effect of leveraging the Fund's assets; the securities are also subject to fluctuation in value pending settlement based upon public perception of the creditworthiness of the issuer of these securities. Securities purchased on a when-issued or forward commitment basis may expose a Fund to risk because such securities may experience such fluctuations in value prior to their actual delivery. Agreements to purchase securities on a when-issued or forward commitment basis will only be made with the intention of taking delivery and not for speculative purposes. A Fund may invest up to 25% of its assets in forward commitments or commitments to purchase securities on a when-issued basis. While awaiting delivery of securities purchased on such bases, a Fund will establish a segregated account consisting of cash, short-term money market instruments or high quality debt securities equal to the amount of the commitments to purchase securities on such bases.

Securities Lending -- In order to generate additional income, a Money Market Fund may lend the securities in which it is invested pursuant to agreements requiring

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

that the loan be continuously secured by cash, U.S. Treasury Obligations, U.S. Government Obligations or any combination of cash and such securities as collateral equal at all times to 100% of the market value of the securities lent. A Fund may lend up to 33 1/3% of the value of its total assets. The Fund will continue to receive interest on the securities lent while simultaneously earning interest on the investment of cash collateral in U.S. Treasury Obligations or U.S. Government Obligations. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of the securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will only be made to borrowers deemed by the Adviser to be of good standing and when, in the judgment of the Adviser, the consideration which can be earned currently from such securities loans justifies the attendant risk.

Zero Coupon Securities -- Zero coupon securities are fixed income securities that have been stripped of their unmatured interest coupons. A zero coupon security pays no interest or principal to its holder during its life. A zero coupon security is sold at a discount, frequently substantial, and redeemed at face value at its maturity date. The amount of the discount fluctuates with the market price of the security, and is accreted over the life of the security. Such accretion constitutes the income earned on the security for both accounting and tax purposes. The market prices of zero coupon securities are generally more volatile than the market prices of securities of similar maturity that pay interest periodically, and zero coupon securities are likely to respond to a greater degree to interest rate changes than are non-zero coupon securities with similar maturity and credit qualities.

Money Market Funds -- A Fund may not invest more than 5% of its assets in any one money market fund or more than 10% of its assets in other investment companies, including money market funds. When a Fund invests in a money market fund, a Shareholder bears not only his or her proportionate share of the Fund's expenses, but also indirectly his or her share of the expenses of the money market fund, including management fees. The 1784 U.S. Treasury Money Market Fund does not intend to invest in other money market funds.

The 1784 Tax-Free Money Market Fund may also invest in the following types of securities:

Receipts -- Receipts represent interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury obligations into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Investment Growth Receipts" ("TIGRs"), and "Certificates of Accrual on Treasury Securities" ("CATS"). TIGRs and CATS are sold as zero coupon securities. See "Zero Coupon Securities" for more information on these securities.

Bank Obligations -- Bank obligations include certificates of deposit, time deposits (including Eurodollar time deposits) and bankers' acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. The Fund may invest in such obligations, however, only if the issuer (or the parent company, in the case of subsidiaries or branches) has assets of at least $1 billion.

Bankers' Acceptances -- A banker's acceptance is a bill of exchange or time draft drawn on and accepted by a commercial bank. It is used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

Certificates of Deposit -- A certificate of deposit is a negotiable interest-bearing instrument with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

Time Deposits -- A time deposit is a non-negotiable receipt issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities; therefore, the Fund will not invest more than 10% of its net assets in such time deposits and other illiquid securities.

Commercial Paper -- Commercial paper is the term used to designate unsecured short-term promissory notes issued by corporations and other entities. Maturities on these issues vary from one to 270 days.

Municipal Securities -- Municipal securities the 1784 Tax-Free Money Market Fund may purchase include (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses, and for lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair, or improvement of privately operated facilities. Municipal notes include (but are not limited to) general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes, and construction loan notes. Municipal bonds include (but are not limited to) general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility; tolls from a toll bridge for example. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

Municipal securities also include participations in municipal leases. These are undivided interests in a portion of an obligation in the form of a lease or installment purchase issued by state or local government to acquire equipment or facilities. Municipal leases frequently have special risks not normally associated with general obligation bonds or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. Although the obligations will be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might, in some cases, prove difficult. In light of these concerns, the Trust has adopted and follows procedures for determining whether municipal lease securities purchased by the Fund are liquid and for monitoring the liquidity of municipal lease securities held in the Fund's portfolio. The procedures require that a number of factors be used in evaluating the liquidity of a municipal lease security, including the frequency of trades and quotes for the security, the number of dealers willing to purchase or to sell the security and the number of other potential purchasers, the willingness of dealers to undertake to make a market in the security, the nature of the marketplace in which the security trades, the credit quality of the security, and other factors which the Adviser may deem relevant.

Restraints on Investments by Money Market Funds -- Investments by the Money Market Funds are subject to limitations imposed under regulations adopted by the SEC. Under these regulations money market funds may acquire only obligations that present minimal credit risks and that are "eligible securities," which means they are (i) rated, at the time of investment, by at least

================================================================================

================================================================================

                                   I784 FUNDS

--------------------------------------------------------------------------------

two nationally recognized statistical rating organizations (one if it is the only organization rating such obligation) in the highest short-term rating category or, if unrated, determined to be of comparable quality (a "first tier security"), or (ii) rated according to the foregoing criteria in the second highest short-term rating category (or rated by one nationally recognized statistical rating organization in the highest short-term rating category and by another organization in the second highest short-term rating category) or, if unrated, determined to be of comparable quality ("second tier security"). A security is not considered to be unrated if its issuer has outstanding obligations of comparable priority and security that have a short-term rating. The Adviser will determine that an obligation presents minimal credit risks or that unrated instruments are of comparable quality in accordance with guidelines established by the Trustees. Under normal circumstances, the 1784 U.S. Treasury Money Market Fund intends to invest all of its investable assets in U.S. Treasury Obligations, U.S. Government Obligations and repurchase agreements involving U.S. Treasury Obligations or U.S. Government Obligations.

The Board of Trustees of the Trust has certain obligations, in the event that a security ceases to be a first-tier security or ceases to be a second-tier security, to reassess whether such security continues to present only minimal credit risks.

Each Money Market Fund will invest only in U.S. dollar-denominated securities, will maintain an average maturity on a dollar-weighted basis of 90 days or less and will acquire only "eligible securities" that have or are deemed to have a maturity of 397 days or less and that present minimal credit risks as determined by or on behalf of the Board of Trustees of the Trust. Each Fund will comply with the various requirements of Rule 2a-7 under the Investment Company Act of 1940, which regulates money market funds. In particular, each Fund will determine the effective maturity of its investments (including certain variable rate instruments, where maturity may be deemed to be the period remaining until the next interest rate adjustment date or until payment of the security may be demanded) according to Rule 2a-7 as in effect from time to time.

================================================================================